Exhibit 3(d)

                                   TRUST AGREEMENT
                               OF TU ELECTRIC CAPITAL V



                    This TRUST AGREEMENT of TU Electric Capital V (the

          "Trust"), dated as of January 8, 1997, among (i) Texas Utilities

          Electric Company, a Texas corporation (the "Depositor"), (ii) The

          Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee of the Trust, (iii) The

          Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee of the Trust,

          and (iv) Wayne E. Patterson, an individual employed by the

          Depositor, not in his individual capacity but solely as trustee of the Trust (the "Administrative Trustee")(the Administrative

          Trustee, together with any administrative trustees appointed by the Depositor after the date hereof, the "Administrative Trust-

          ees")(each of such trustees in (ii), (iii) and (iv) a "Trustee"

          and collectively, the "Trustees").  The Depositor and the Trust-

          ees hereby agree as follows:

                    1.   The trust created hereby shall be known as "TU

          Electric Capital V", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the

          Trust   , make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby assigns, transfers, conveys

          and sets over to the Trustees the sum of $10.  The Trustees hereby acknowledge receipt of such amount in trust from the

          Depositor, which amount shall constitute the initial trust estate.  The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and
             -------              -- ---

          that this document constitutes the governing instrument of the

          Trust.  The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of

          State of the State of Delaware in accordance with the provisions of the Business Trust Act.

                    3.   The Depositor and the Trustees will enter into an

          amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common

          Securities referred to therein.  Prior to the execution and delivery of such amended and restated Trust Agreement, the

          Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                    4.   The Depositor and the Trustees hereby authorize

          and direct each of the Administrative Trustees, and the Depositor,

          acting singly or together, (and, in the case of (iv) below,

          Robert J. Reger, Jr., as authorized representative of the Trust)

          (i) to prepare and file with the Securities and Exchange Commis-

          sion (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933

          Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement,

          relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the

          "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registra-

          tion of the Capital Securities of the Trust under Section 12(b)

          of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with the New York Stock Exchange (the "Ex-

          change") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the Exchange, (iii) to prepare and file and execute on behalf of the Trust such applica-

          tions, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital

          Securities under the securities or blue sky laws of such juris-

          dictions as the Depositor or the Administrative Trustee, on behalf of the Trust, may deem necessary or desirable and

          (iv) to execute and deliver, on behalf of the Trust, an

          underwriting agreement in respect of the sale of the Capital

          Securities in such form as the Depositor shall approve.

          In the event that any filing referred to above is

          required by the rules and regulations of the Commission, the

          Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the

          Trustees, in its or his capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of

          New York and The Bank of New York (Delaware), in their capacities as Trustees of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the

          Commission, the Exchange or state securities or blue sky laws.

          In connection the filings referred to above, the Depositor and each Trustee, solely in its or his capacity as Trustee of the

          Trust, hereby constitutes and appoints Robert A. Wooldridge,

          James H. Scott and Robert J. Reger, Jr., and each of them, as its or his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments (including post-effective amendments) to any of such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith,

          with the Commission, the Exchange and securities or blue sky administrators, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith,

          as fully to all intents and purposes as the Depositor or such

          Trustee might or could do in person, hereby ratifying and con-

          firming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This Trust Agreement may be executed in one or

          more counterparts.

                    6.   The number of Trustees initially shall be three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of

          Trustees; provided, however, that to the extent required by the

          Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  The Trustees may resign upon thirty days prior written notice to Depositor.

                    7.   The Depositor shall have the right to terminate

          the Trust at any time prior to the issuance of any Capital

          Security.  Upon termination of the Trust in connection with this

          Section 7, each of the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a Certificate of

          Cancellation with the Secretary of State of the State of Dela-

          ware.

                    8.   This Trust Agreement shall be governed by, and

          construed in accordance with, the laws of the State of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed as of the day and year first above written.


                                    TEXAS UTILITIES ELECTRIC COMPANY,
                                         as Depositor

                                    By: /s/ Robert S. Shapard
                                       --------------------------------------
                                         Name:  Robert S. Shapard
                                         Title:   Treasurer and Assistant
                                                        Secretary


                                    THE BANK OF NEW YORK, not in its
                                         individual capacity but solely
                                         as Trustee


                                    By: /s/ Stephen J. Giurlando
                                       --------------------------------------
                                         Name:  Stephen J. Giurlando
                                         Title:  Assistant Vice President


                                    THE BANK OF NEW YORK,
                                         (DELAWARE), not in its
                                         individual capacity but
                                         solely as Trustee


                                    By: /s/ Joseph G. Ernst
                                       --------------------------------------
                                         Name:  Joseph G. Ernst
                                         Title:  Assistant Vice President


                                    WAYNE E. PATTERSON, not in his
                                         individual capacity but solely
                                         as Trustee


                                    By: /s/ Wayne E. Patterson
                                       --------------------------------------